Exhibit 10.19

PURCHASE AGREEMENT

PURCHASE AGREEMENT, dated [•], 2014 (this “Agreement”), by and between SLP III EW Feeder I, L.P., as seller (the “Seller”), and Virtu Financial, Inc., a Delaware corporation, as purchaser (the “Purchaser”).

WHEREAS, the Board of Directors of the Purchaser (the “Board”) has determined to effect an underwritten initial public offering (the “IPO”) of the Purchaser’s Class A common stock, par value $0.00001 per share (the “Class A Common Stock”); and

WHEREAS, in connection with the consummation of the IPO, the Seller wishes to sell to the Purchaser, and the Purchaser wishes to purchase from the Seller, shares of Class A Common Stock.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

1.1                               Definitions.  As used in this Agreement, and unless the context requires a different meaning, the following terms shall have the meanings set forth below:

“Additional Closing” means each closing of the purchase of Additional Purchased Shares.

“Additional IPO Closing” means any additional closing of the sale of Class A Common Stock in the IPO pursuant to the exercise of the underwriters’ over-allotment option, which closing may occur on the same date and time as the IPO Closing.

“Additional Purchased Shares” means the number of shares of Class A Common Stock under the column entitled “Additional Purchased Shares” on Schedule I hereto.

“Closings” means the Additional Closing together with the Initial Closing.

“Commission” means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

“Discounted Price” means (i) the IPO Price less (ii) the Per Share Underwriting Discount.

“Governmental Authority” means the government of any nation, state, city, locality or other political subdivision of any thereof, any entity exercising executive,

legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Initial Closing” means the closing of the purchase of the Initial Purchased Shares.

“Initial Purchased Shares” means the number of shares of Class A Common Stock under the column entitled “Initial Purchased Shares” on Schedule I hereto.

“IPO Closing” means the initial closing of the sale of Class A Common Stock in the IPO.

“IPO Price” means the per share public offering price for the Class A Common Stock.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other) or other security interest of any kind or nature whatsoever.

“Per Share Underwriting Discount” means the underwriting discount per share paid to the underwriters in the IPO.

“Person” means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

ARTICLE 2

PURCHASE AND SALE OF SHARES

2.1                               Purchase and Sale.

(a)                                 Subject to the terms herein set forth, at the Initial Closing (as defined herein), (i) the Seller agrees to sell, convey, assign and transfer to the Purchaser the Initial Purchased Shares, and the Purchaser agrees to purchase the Initial Purchased Shares from the Seller for a purchase price equal to the IPO Price per Initial Purchased Share and (ii) the Seller shall be responsible for the Per Share Underwriting Discount with respect to each Initial Purchased Share.  For administrative convenience, the net amount per Initial Purchased Share paid to the Seller by the Purchaser shall be the Discounted Price.

(b)                                 Subject to the terms herein set forth, at each Additional Closing (as defined herein), (i) the Seller agrees to sell, convey, assign and transfer to the Purchaser the number of shares of Class A Common Stock equal to the Additional

Purchased Shares multiplied by the percentage obtained by dividing (x) the total number of shares of Class A Common Stock purchased by the underwriters in the related Additional IPO Closing by (y) the aggregate number of shares of Class A Common Stock the underwriters are entitled to purchase at all Additional IPO Closings, and the Purchaser agrees to purchase such Additional Purchased Shares from the Seller for a purchase price equal to the IPO Price per Additional Purchased Share and (ii) the Seller shall be responsible for the Per Share Underwriting Discount with respect to each Additional Purchased Share.  For administrative convenience, the net amount per Additional Purchased Share paid to the Seller by the Purchaser shall be the Discounted Price.

2.2                               Closing.

(a)                                 The Initial Closing shall occur at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York, 10019 immediately following the IPO Closing.

(b)                                 Each Additional Closing shall occur at the offices of Paul, Weiss, Rifkind, Wharton and Garrison LLP, 1285 Avenue of the Americas, New York, New York, 10019 immediately after the related Additional IPO Closing.

(c)                                  At each Closing, (i) the Purchaser shall deliver to the Seller the Discounted Price for each Initial Purchased Share or Additional Purchased Share, as applicable, being purchased by the Purchaser from the Seller as set forth in Section 2.1, by wire transfer of immediately available funds to a bank account designated in writing by the Seller and (ii) the Seller shall deliver the number of shares of Class A Common Stock included in the Initial Purchased Shares or the Additional Purchased Shares being sold at such Closing in book entry or certificated form, as applicable.

2.3                               Conditions to Closing.

(a)                                 The obligations of the Purchaser and the Seller to be performed at any Closing shall be conditioned upon the simultaneous or prior completion of the IPO Closing or the applicable Additional IPO Closing.

(b)                                 The obligations of the Purchaser to be performed at any Closing shall be subject to the condition that the representations and warranties set forth in Article 4 shall be true and correct as of such Closing as if then made.

(c)                                  The obligations of the Seller to be performed at any Closing shall be subject to the condition that the representations and warranties of the Purchaser set forth in Article 3 shall be true and correct as of such Closing as if then made.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller represents, warrants, and agrees as of the date hereof as follows:

3.1                               Authority; Execution and Delivery; Enforceability.  The Seller has the full power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.  The execution and delivery by the Seller of this Agreement and the consummation by the Seller of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Seller and no other proceedings on the part of the Seller are necessary to approve this Agreement and to consummate the transactions contemplated hereby.  The Seller has duly executed and delivered this Agreement and, assuming due execution and delivery by the Purchaser, this Agreement constitutes, or will constitute the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

3.2                               Title.  The Seller owns beneficially and of record and has full power and authority to convey, free and clear of any Liens, the Class A Common Stock included in the Initial Purchased Shares or Additional Purchased Shares, as applicable, set forth on Schedule I hereto (subject to any transfer restrictions of general applicability as may be provided under the Securities Act and the “blue sky” laws of the various states of the United States).  Assuming the Purchaser has the requisite power and authority to be the lawful owner of the Class A Common Stock, upon the Seller’s receipt of the applicable purchase price and the transfer of the Initial Purchased Shares or Additional Purchased Shares at the Initial Closing or any Additional Closing, as applicable, good, valid and marketable title to the Class A Common Stock included in the Initial Purchased Shares or any Additional Purchased Shares, as applicable, will pass to the Purchaser, free and clear of any Liens.

3.3                               No Conflicts.  Neither the execution nor the delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any breach of or constitute a default under any term of any material agreement, mortgage, indenture, license, permit, lease, or other instrument or (ii) conflict with or result in a violation of any judgment, decree, order, law, or regulation by which the Seller is bound.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser makes the following representations and warranties for the benefit of the Seller as of the date hereof:

4.1                               Organization, Standing and Power.  The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized.

4.2                               Authority; Execution and Delivery; Enforceability.  The Purchaser has the full power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.  The execution and delivery by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Purchaser and no other proceedings on the part of the Purchaser are necessary to approve this Agreement and to consummate the transactions contemplated hereby.  The Purchaser has duly executed and delivered this Agreement, and, assuming due execution and delivery by the Seller, this Agreement constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

4.3                               No Conflicts.  Neither the execution nor the delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any breach of or constitute a default under any term of any material agreement, mortgage, indenture, license, permit, lease, or other instrument or (ii) conflict with or result in a violation of any judgment, decree, order, law, or regulation by which the Purchaser is bound.

ARTICLE 5

MISCELLANEOUS

5.1                               Notices.  All notices or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telecopied or sent by certified, registered or express mail, postage prepaid.  Any such notice shall be deemed given when so delivered personally, telecopied or sent by certified, registered or express mail, as follows:

(a)                                 If to the Seller, to:

SLP III EW Feeder I, L.P.

2775 Sand Hill Road, Suite 100
Menlo Park, California 94025
Telephone: (650) 233-8120

Facsimile: (650) 233-8125
Attention:  Karen King

9 West 57th Street, 32nd Floor
New York, NY 10019
Telephone: (212) 981-5600
Facsimile: (212) 981-3535
Attention: Andrew J. Schader

With a copy to (which shall not constitute actual or constructive notice):

Simpson Thacher & Barlett LLP
2475 Hanover Street

Palo Alto, California 94304
Telephone: (650) 251-5000

Facsimile: (650) 251-5002
Attention:  Rich Capelouto

Atif I. Azher

(b)                                 If to the Purchaser, to:

Virtu Financial, Inc.

645 Madison Avenue
New York, NY 10022-1010
Telephone:  (212) 418-0100

Facsimile: [•]
Attention:  General Counsel

With a copy to (which shall not constitute actual or constructive notice):

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY  10019-6064
Telephone:  (212) 373-3000
Facsimile:  (212) 757-3990
Attention:  John C. Kennedy, Esq.

Any party may by notice given in accordance with this Section 5.1 designate another address or person for receipt of notices hereunder.

5.2                               Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto.  No Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.  No party hereto may assign its rights under this Agreement without the prior written consent of the other party hereto.

5.3                               Amendment and Waiver.

(a)                                 No failure or delay on the part of the Seller or the Purchaser in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Seller or the Purchaser at law, in equity or otherwise.

(b)                                 Any amendment, supplement or modification of or to any provision of this Agreement and any waiver of any provision of this Agreement shall be effective only if it is made or given in writing and signed by the Seller and the Purchaser.

5.4                               Counterparts.  This Agreement may be executed in any number of counterparts and in separate counterparts, all of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Facsimile signatures or signatures received as a .pdf attachment to electronic mail shall be treated as original signatures for all purposes of this Agreement.  This Agreement shall become effective when, and only when, each party hereto shall have received a counterpart signed by all of the other parties hereto.

5.5                               Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

5.6                               Governing Law.  This agreement shall be governed by and construed in accordance with the laws of the State of Delaware.  The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this agreement or the transactions contemplated hereby shall be brought in the Delaware chancery court or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

5.7                               Severability.  If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

5.8                               Entire Agreement.  This Agreement, together with the schedules and exhibits hereto, are intended by the parties as a final expression of their agreement and are intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein.  There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein.  This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

5.9                               Further Assurances.  Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations, or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers hereunto duly authorized as of the date first above written.

SLP III EW FEEDER I, L.P.

By: Silver Lake Technology Associates III, L.P., its general partner

By: SLTA III (GP), L.L.C., its general partner

By: Silver Lake Group, L.L.C., its sole member

By:
Title: Managing Member

[Signature Page to Purchase Agreement]

VIRTU FINANCIAL, INC.

By:
Name:
Title:

[Signature Page to Purchase Agreement]

Schedule I

Initial Purchased Shares	Additional Purchased Shares
[•]	[•]